                                                                   EXHIBIT 10.52


                    SECOND AMENDMENT TO CREDIT AGREEMENT

         This Second Amendment to Credit Agreement, dated to be effective as of December 31, 1995 (this "Agreement") is by and between Atlantis Plastics, Inc., a Florida corporation and Atlantis Plastics Injection Molding, Inc., a Kentucky corporation (collectively, the "Borrower"), and National City Bank, Northeast (the "Bank").

                                  RECITALS

         A. Borrower and Bank are parties to that certain Credit Agreement dated as of May 19, 1995 and amended the same on September 30, 1995 (the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The parties hereto wish to amend the Credit Agreement, as provided herein.

         NOW THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to the Credit Agreement. The Credit Agreement is amended as follows:

         On and after the date hereof, in lieu of the provisions of Section 3A.01 providing for quarterly financial statements, Atlantis Plastics, Inc., and Atlantis Plastics Injection Molding, Inc. shall provide Bank with monthly financial statements in form and substance as set forth in Section 3A.01.

         Section 2A.01 is amended and restated in its entirety to read as follows:

         2A.01 AMOUNT -- Commencing June 30, 1996 (and tested monthly thereafter), the aggregate amount of the Subject Commitment shall be determined by the ratio of Indebtedness to EBITDA (where EBITDA is calculated on a trailing twelve (12) Fiscal Month basis), as determined on the most recently ended Fiscal Month (for which monthly financial statements have been delivered pursuant to Section 3A.01) in accordance with the following table:

         Indebtedness to EBITDA            Maximum Revolving Loan Commitment
         ----------------------            ---------------------------------
                 < 6.25 and > 5.75x                  $  758,333.00
                 -          -
                 > 5.50x                             $  866,667.00
                 -
                 > 5.25x                             $  975,000.00
                 -

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
         Greater than or equal to 5.00x              $1,083,333.00
         Greater than or equal to 4.75x              $1,191,667.00
                        Less than 4.75x              $1,300,000.00

         Section 2B.08 is amended and restated in its entirety to read as follows:

2B.08 BORROWING BASE -- The Borrowing Base at any given time shall be the aggregate of

                 (a) an amount equal to seventy-five percent (75%) of the net book value (after deducting any discount or other incentive for early payment but without deducting any valuation reserve) of the Eligible Receivables, plus

                 (b) an amount equal to fifty percent (50%) of the Eligible Inventory,

                 all as reasonably determined by Bank either on the basis of the then most recent Borrowing Base Report furnished by Borrower to Bank pursuant to subsection 3A.01 or on the basis of the then most recent field audit (if any) made or other information received by Bank.

         Section 3B.02 of the Credit Agreement is amended and restated in its entirety to read as follows:

         3B.02 FIXED CHARGE COVERAGE -- Fixed Charge Coverage on a trailing twelve (12) Fiscal Month basis, shall not be less than the following:

                 March 31,1996, June 30, 1996 and September 30, 1996        .70
                 December 31, 1996                                          .90
                 End of any fiscal quarter thereafter                      1.05

         Section 3B.03 of the Credit Agreement is amended and restated in its entirety to read as follows:

         3B.03 INTEREST EXPENSE COVERAGE -- Interest Expense Coverage, on a trailing twelve (12) Fiscal Month basis, shall not be less than the following:

                 December 31, 1995                                  1.25
                 March 31, 1996                                     1.25
                 June 30, 1996                                      1.40
                 September 30, 1996                                 1.60
                 December 31, 1996 and thereafter                   1.80


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

         Section 3B.04 of the Credit Agreement is amended to provide that as of December 31, 1995, Indebtedness to EBIDAT shall not be greater than 6.25 calculated on a trailing twelve (12) Fiscal Month basis. Thereafter, Indebtedness to EBIDAT, on a trailing twelve (12) Fiscal Month basis, shall not be greater than 7.00 on March 31, 1996 and 6.25 on June 30, 1996 and thereafter.

         Section 3B.05 of the Credit Agreement is amended and restated in its entirety to read as follows:

         3B.05 EBIDAT -- EBIDAT, on a trailing twelve (12) Fiscal Month basis, shall not be less than the following for the following respective fiscal quarters:

         TRAILING TWELVE-FISCAL MONTH
         PERIOD ENDING ON THE LAST DAY
         OF EACH FISCAL QUARTER ENDING
         ON THE FOLLOWING DATES                       EBIDAT
         -----------------------------                ------
              December 31, 1995                    $18,500,000.00
              March 31, 1996                       $16,000,000.00
              June 30, 1996                        $19,000,000.00
              September 30, 1996                   $22,900,000.00
              December 31, 1996                    $23,248,000.00
              March 31, 1997                       $23,500,000.00
              June 30, 1997                        $23,750,000.00
              September 30, 1997                   $24,000,000.00
              December 31, 1997                    $24,202,000.00

         Section 3D.06 of the Credit Agreement is amended and restated in its entirety to read as follows:

         3D.06 OPERATING INCOME -- Atlantis Plastics Injection Molding, Inc., shall maintain a minimum controllable operating income of the following:

                 March 31, 1996                    $  425,000.00
                 June 30, 1996                     $1,200,000.00
                 September 30, 1996                $1,975,000.00
                 December 31, 1996                 $2,500,000.00
                 And thereafter (tested annually)  $4,000,000.00

         2. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

                 (a) Authority and Binding Effect. The execution, delivery, and performance by Borrower of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), has received all necessary government approvals (if any shall be required), and does not and will not contravene


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or conflict with any provision of law applicable to Borrower, the Articles of
Incorporation or Bylaws of Borrower, or any order, judgment, or decree of any court or other agency of government or any agreement, instrument, or document binding upon Borrower, and the Credit Agreement as heretofore amended as of the date hereof is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

                 (b) No Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

                 (c) Warranties and Representations. The warranties and representations of Borrower contained in this Agreement, the Credit Agreement, and the Financing Agreements, shall be true and correct as of the date hereof, with the same effect as though made on such date except to the extent that such representations and warranties expressly relate solely to an earlier date, in which such representations or warranties were true and correct as of such earlier date.

         3.      Miscellaneous.

                 (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

                 (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Ohio, without regard to conflict of laws principals. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 (c) Counterparts. This Agreement may be executed in counterparts, each of which counterparts shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same Agreement.

                 (d) Successors and Assigns: This Agreement shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Bank and the successors and assigns of Borrower and Bank.

                 (e) References. Any reference to the Credit Agreement or the Financing Agreements contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

                 (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement.

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

Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral. The Credit Agreement and each of the Loan Documents remain in full force and effect.

         Delivered at Youngstown, Ohio, on February 26, 1996.


                                   ATLANTIS PLASTICS, INC.
                                    (a Florida corporation)

                                   By: /s/ Peter Kacer
                                       ------------------------------

                                   Printed Name: Peter Kacer
                                                 --------------------

                                   Title: Vice President & Controller
                                          ---------------------------


                                   ATLANTIS PLASTICS INJECTION MOLDING, INC.
                                   (a Kentucky corporation)

                                   By: /s/ Peter Kacer
                                       ------------------------------

                                   Printed Name: Peter Kacer
                                                 --------------------

                                   Title: Vice President
                                          ---------------------------


                                   NATIONAL CITY BANK, NORTHEAST

                                   By: /s/ Brian V. Kochunas
                                       ------------------------------

                                   Printed Name: BRIAN V. KOCHUNAS

                                   Title: Vice President



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